Exhibit 99.1

Contact:

Melanie L. Sprowson

Director, Investor Relations

412-429-2454

msprowson@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

April 25, 2016

Ampco-Pittsburgh Corporation Announces Appointment of Michael G. McAuley as Chief Financial Officer and Treasurer

Carnegie, PA, April 25, 2016 –Ampco-Pittsburgh Corporation (NYSE: AP) today announced the appointment of Michael G. McAuley as Chief Financial Officer (CFO) and Treasurer, effective April 25, 2016.

Mr. McAuley brings over 27 years of extensive financial experience and leadership to his role at Ampco-Pittsburgh, most recently serving as Senior Vice President and CFO at RTI International Metals (RTI), a manufacturer of titanium products primarily for the aerospace and defense, oil and gas, and medical device markets.

Before joining RTI, Mr. McAuley held positions of increasing responsibility in corporate and divisional financial management at both Goodrich Corporation, an aerospace and defense company, and Air Products and Chemicals, Inc., a worldwide supplier of industrial gases and equipment, specialty chemicals and environmental and energy systems.

“We are very pleased to have Mike join our executive team,” said Rose Hoover, President of Ampco-Pittsburgh. “Mike is an experienced and talented CFO with a substantial background in operations-based public companies and international manufacturing.”

John Stanik, Chief Executive Officer of Ampco-Pittsburgh, said, “As Ampco-Pittsburgh begins to execute its strategic plan to grow, diversify, and expand globally, we want to increase our senior capability in our global financial organization. Mike’s track record demonstrates an ability to create value and growth for companies where he has been an integral part of the leadership team. We look forward to Mike’s expertise and contributions to enhance our global finance organization.”

Mr. McAuley earned a Master of Science in Management from Purdue University, Krannert Graduate School of Management, and a bachelor’s degree in Economics from Allegheny College.

He is a Certified Management Accountant (CMA) and is a member of the Institute of Management Accountants.

Ms. Marliss D. Johnson, former CFO and Treasurer of Ampco-Pittsburgh, will remain with the company as part of its global finance team. Mr. McAuley and Ms. Johnson will continue to stress accuracy, strong internal controls, and analytical service to the Corporation to allow for proficient strategic plan execution and seizing profitable future opportunities for Ampco-Pittsburgh Corporation and its shareholders.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation, through its operating subsidiaries, is a leading producer of forged and cast rolls for the worldwide steel and aluminum industries as well as ingot and open die forged products for the oil and gas, aluminum, and plastic extrusion industries. It is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. Ampco-Pittsburgh Corporation operates manufacturing facilities in the United States, United Kingdom, Sweden, Slovenia, and China. Sales offices are located in North and South America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated synergies, expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission, or in Ampco-Pittsburgh Corporation communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things general economic and business conditions, demand for Ampco-Pittsburgh’s goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against the Corporation, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Ampco-Pittsburgh, particularly our latest annual report on Form 10-K and subsequent filings. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.